                                                                   Exhibit 10.35

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT                      WELLS FARGO RETAIL FINANCE, LLC
816939.4

                                                               February 25, 2004

      THIS FIRST AMENDMENT is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the February 3, 2004 Debtor-In-Possession Loan and Security Agreement (the "LOAN AGREEMENT") between:

            Wells Fargo Retail Finance, LLC (the "LENDER"), a Delaware limited liability company with offices at One Boston Place - 18th Floor, Boston, Massachusetts 02108,

            and

            Gadzooks, Inc. ( the " BORROWER"), a Texas corporation with its principal executive offices at 4121 International Parkway, Carrollton, Texas 75007, Debtor and Debtor-In-Possession.

      PART 1. AMENDMENT OF LOAN AGREEMENT:

      The Loan Agreement is amended as follows:

      I. The definition of "Appraised Inventory Liquidation Value" on Page 3 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

    "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of
        Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrower's Inventory, acceptable to the Lender in the Lender's discretion, undertaken by an independent appraiser engaged by the Lender and otherwise acceptable to the Lender in its discretion, based upon the appraiser's reasonable estimate of the net recovery on the Borrower's Inventory in the event of an in-store liquidation of that Inventory.

      II. The definition of "Borrowing Base" on Page 6 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

    "BORROWING BASE":The aggregate of the following:

        The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

            Plus

        The lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

            Plus

        The Eligible Tax Refund multiplied by 75%.

      III. The definition of "Inventory Advance Rate" on Page 15 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

    "INVENTORY ADVANCE RATE": Seventy-five percent (75%). The Lender, in its discretion, may permit an increase above the foregoing designated percentage, and may thereafter remove any such increase.

                                                                   Exhibit 10.35

      IV. The definition of "Inventory Reserves" on Page 15 of the Loan Agreement is hereby amended by the deletion of subsection (ii) thereof, and the following is inserted in its place:

      (ii) Shrinkage, to be released upon confirmation by the Lender, in the Lender's reasonable discretion, that Borrower has posted annual shrink results to the stock ledger system, and to remain released provided that the accrual to the stock ledger is not less than the actual shrink results for each period on a going forward basis.

      V. The following definition is hereby added to Article I of the Loan Agreement in alphabetical order on Page 10:

      "ELIGIBLE TAX REFUND": The amount of the federal tax refund due the Borrower for 2003, but only during the period commencing on that date that each of the following conditions have been satisfied through that date which is 90 days from the date that the Borrower's 2003 federal tax return is filed:

            (a) The Lender is satisfied, in the Lender's reasonable discretion, that the Borrower's 2003 federal tax return has been properly filed, along with a duly completed Form 1139 - -"Corporate Application for Tentative Refund";

            (b) The Lender has received written confirmation from the Borrower's tax advisors setting forth the anticipated timeline for receipt of the expected federal tax refund, which must reflect that payment is anticipated within 90 days of filing the federal tax return;

            (c) The Borrower shall execute and deliver such power of attorney or other forms as may be required to direct the Internal revenue Service to pay all tax refunds directly to the Lender; and

            (d) The amount of the federal tax refund, as shown on the federal tax return, shall not be less than $4,000,000.00.

      VI. Article 7 is hereby amended by the deletion of subsection (m) (Leasehold Interests), provided that the Lender shall obtain and retain a security interest in all proceeds of such Leasehold Interests.

      PART 2. MISCELLANEOUS:

      I. Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

      II. Terms used in this First Amendment which are defined in the Loan Agreement are used as so defined.

      III. This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and both of which together shall constitute one instrument.

      IV. This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

      V. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment.

                                                                   Exhibit 10.35

      VI. The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution, and delivery of this First Amendment.

      VII. In connection with the interpretation of this Amendment and all other documents, instruments, and agreements incidental hereto:

        A. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

        B. The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Borrower under this Amendment.

        C. In the event of any inconsistency between the provisions of this Amendment and any of the other Loan Documents or other agreements entered into by and between the Lender and the Borrower, the provisions of this Amendment shall govern and control.

        D. The Lender and the Borrower have prepared this Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender and the Borrower and shall not be construed against either party.

                               [Signatures follow]

                                                                   Exhibit 10.35

                                                                  GADZOOKS, INC.
                                                                    ("BORROWER")

                                         By_____________________________________

                                 Print Name:____________________________________

                                      Title:____________________________________

                                                 WELLS FARGO RETAIL FINANCE, LLC
                                                                      ("LENDER")

                                         By_____________________________________

                                 Print Name:____________________________________

                                      Title:____________________________________